UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 10, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Incentive Program Payouts

On August 10, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of Urologix, Inc. (the “Company”) recommended, and the Board of Directors approved, payouts under the cash incentive program for fiscal year 2012 that was adopted on November 8, 2011 (the “2012 Incentive Plan”) to Stryker Warren, Jr., the Company’s Chief Executive Officer; Gregory J. Fluet, the Company’s Executive Vice President and Chief Operating Officer; Brian J. Smrdel, the Company’s Chief Financial Officer; and Lisa A. Ackermann, the Company’s Executive Vice President, Sales and Marketing (collectively, the “Executives”).

The performance goals under the 2012 Incentive Plan for Messrs. Warren, Fluet and Smrdel, which were established on November 8, 2011, consisted of the Company’s revenue for fiscal year 2012, strategic objectives related to integration of the Prostiva business, and management of cash usage for fiscal year 2012, with these goals weighted 60%, 30% and 10%, respectively. The performance goals under the 2012 Incentive Plan for Ms. Ackermann consisted of the Company’s revenue for fiscal year 2012, sales and marketing expense as a percentage of revenue for fiscal year 2012 (“sales expense”), and average selling prices (ASPs) for fiscal year 2012, with these goals weighted 60%, 20% and 20%, respectively.

On November 8, 2011, the Compensation Committee established minimum, target and maximum performance goals relating to revenue in fiscal year 2012, approved five strategic objectives related to the integration of the Prostiva business, and approved cash management, sales expense and ASP goals for fiscal year 2012. For the cash management goal, sales expense goal and ASP goal, the target amount is also the minimum amount of achievement that will result in any bonus relating to this measure and there is no adjustment in the bonus amounts for achievement beyond the target/minimum. The five Prostiva strategic integration objectives were each weighted equally at 6% of the aggregate bonus potential under the 2012 Incentive Plan.

The Company’s revenue and sales expense as a percentage of revenue for fiscal year 2012 did not meet the minimum amount set by the Committee. Accordingly, no bonus was payable with respect to these performance goals. The Company’s management of cash usage for fiscal year 2012 fell short of the minimum target by an immaterial amount and the Committee exercised its discretion to approve a payout for this goal to all participants except Messrs. Warren and Smrdel. The Company’s ASPs for fiscal year 2012 met the minimum targets set by the Committee. The Company achieved four of the five Prostiva strategic integration objectives established by the Compensation Committee. With respect to the fifth Prostiva integration objective, the Company met one half of this objective, resulting in achievement of 90% of the bonus potential for the integration objectives. Therefore, under the 2012 Program, the Executives will receive the following amounts: Mr. Fluet, $22,200; Mr. Smrdel, $10,935; and Ms. Ackermann, $16,000. The Committee exercised its discretion, upon the recommendation of Mr. Warren, to reduce Mr. Warren’s bonus amount to zero. Mr. Warren would have earned a bonus of $29,376.

FY 2013 Incentive Plan

On August 10, 2012, the Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors adopted, the cash incentive plan for fiscal year 2013 (the “2013 Incentive Plan”) and the performance goals under the 2013 Incentive Plan for the Executives.

The performance goals under the 2013 Incentive Plan for the Executives consist of the Company’s revenue for fiscal year 2013 and its cash balance at the end of fiscal year 2013, with these goals weighted 75% and 25%, respectively.

The Compensation Committee also established minimum, target and maximum performance goals relating to revenue in fiscal year 2013 and approved a cash balance goal for fiscal year 2013. The cash bonus amount relating to revenue for fiscal year 2013 will be adjusted if the Company’s revenue exceeds or is less than the target level, up to 1.5 times the target payout at the maximum level for the Executives and reduced to 5% of the target payout at the minimum level for the Executives. Under the 2013 Incentive Plan, achievement of the revenue goal at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum, at which point the Executives are entitled to no bonus with respect to that measure. For the cash balance goal, the target amount is also the minimum amount of achievement that will result in any bonus relating to this measure and there is no adjustment in the bonus amounts for achievement beyond the target/minimum.

Payouts of the cash bonus will be made following the Compensation Committee’s determinations at the end of the fiscal year to those Executives who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may be earned under the 2013 Incentive Plan by each Executive as a percentage of each of his or her respective annual base salary.

	2013 Incentive Plan
Name of Executive	% of Salary For FY 2013 Performance at Incentive Plan Target	% of Salary For FY 2013 Performance at Incentive Plan Maximum
Stryker Warren, Jr.	40%	55%
Gregory J. Fluet	30%	41%
Brian J. Smrdel	30%	41%
Lisa A. Ackermann	38%	52%

For each Executive (i) “target” assumes achievement of the target revenue goal and achievement of the cash management goal and (ii) “maximum” assumes achievement of the maximum revenue goal and achievement of the cash management goal.

FY 2013 Base Salaries

On August 10, 2012, the Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, no adjustments to the annual base salaries for the Company’s Executives from the amounts in effect for fiscal year 2012. On such date, the Compensation Committee recommended, and the Board of Directors approved, discretionary supplemental payments to Lisa A. Ackermann in the amount of $4,000 per month for a twelve month period beginning effective July 1, 2012 in recognition of her leadership role in strengthening the newly combined multi-product sales force critical to the Company’s future growth and contingent upon her continued service to the Company. The amounts received as supplemental payments are not includable as compensation for purposes of any Company benefit plan or program, including the 2013 Incentive Plan.

Director Compensation

On August 10, 2012, the Compensation Committee recommended, and the Board of Directors approved, an award of restricted stock to each non-employee director serving as a member of the Company’s Board of Directors immediately following the 2012 Annual Meeting of Shareholders (the “Annual Meeting”), with the number of shares of restricted stock equal to $17,500 divided by the closing price of the Company’s common stock on the date of the Annual Meeting, rounded up to the next whole share.

The restricted stock award will be granted under the Company’s Amended and Restated 1991 Stock Option Plan, as amended, and granted on the date of the Annual Meeting. The restrictions on the restricted stock will lapse on the first business day immediately prior to the date of the Company’s 2013 Annual Meeting of Shareholders if the director is serving as a director as of such date. The restricted stock award will be in addition to the automatic stock option grant under the Company’s Amended and Restated 1991 Stock Option Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

Date: August 14, 2012